UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2024

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 11, 2024, the following proposals were approved by the Company’s stockholders at the Annual Meeting:

●	Election of eight directors to serve until their successors are duly elected and qualified at the next annual meeting of stockholders or until their earlier death, resignation or removal;

●	Approval, on an advisory basis, of the compensation of the Company’s named executive officers as set forth in the Proxy Statement; and

●	Ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

The voting results for the Election of Directors were as follows:	For	Against	Abstain	Broker Non-Votes
S. Hoby Darling	79,995,909	1,494,457	172,334	11,477,617
Robert DeMartini	80,756,230	725,939	180,531	11,477,617
Gary DiCamillo	72,445,952	9,034,006	182,743	11,477,616
Adam Gray	77,224,336	4,145,197	293,166	11,477,618
Claudia Hollingsworth	74,445,979	7,044,946	171,775	11,477,617
R. Carter Pate	80,012,730	1,478,216	171,754	11,477,617
D. Scott Peterson	79,790,141	1,560,190	312,367	11,477,619
Erika Serow	74,574,917	6,903,834	183,949	11,477,617

	For	Against	Abstain	Broker Non-Votes
Approval of Executive Compensation	79,933,516	1,402,705	326,480	11,477,616

	For	Against	Abstain	Broker Non-Votes
Ratification of BDO USA, LLP	90,605,355	1,418,344	1,116,617	1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2024	PURPLE INNOVATION, INC.

	By:	/s/ Todd Vogensen
Todd Vogensen
Chief Financial Officer

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